EXHIBIT 5




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                                  [LETTERHEAD]
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                         New York, New York 10017-2590
                                (212) 687-7000

                                 March 20, 1997





Super Vision International, Inc.
2442 Viscount Row,
Orlando, Florida  32809

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Super Vision International, Inc. 1994 Stock Option Plan (the "Plan") of an aggregate of 150,000 shares of your Class A Common Stock, $.001 par value (the "Common Stock").

                  We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

                  Based upon such examination and our participation in the preparation of the Registration Statement, is it our opinion that the Class A Common Stock, when issued in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ BACHNER, TALLY, POLEVOY & MISHER LLP

                                   BACHNER, TALLY, POLEVOY & MISHER LLP